UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2025

STAAR Surgical Company

(Exact Name of Registrant as Specified in Charter)

Delaware	0-11634	95-3797439
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25510 Commercentre Drive Lake Forest, California		92630
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 626-303-7902

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	STAA	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2025, STAAR Surgical Company (the “Company”) announced changes to its Board of Directors (the “Board”). The Company announced that the Board appointed Louis E. Silverman, who served on the Company’s Board from 2014-2022, as a director, effective April 24, 2025 (the “Effective Date”). The Company also announced that Aimee S. Weisner, who has served as director since 2022, has chosen not to stand for re-election to the Board when her term expires at the Company’s 2025 annual meeting of shareholders (the “2025 Annual Meeting”) in June. In addition, the Company announced that Wei Jiang, who has served as a director since 2024, has agreed to serve in a short-term role as a special strategic advisor to the Company’s Asia Pacific business.

Mr. Silverman, age 66, currently serves as the Chairperson and Chief Executive Officer of Hicuity Health, Inc. (formerly known as Advanced ICU Care, Inc.), a privately held health care services company providing remote patient monitoring services to hospitals, positions he has held since February 2014. From June 2012 through February 2014, Mr. Silverman served as a consultant and board advisor for private equity investors and others regarding health care technology and health care technology service companies, and health care services portfolio investments. From September 2009 through June 2012, Mr. Silverman was Chief Executive Officer of Marina Medical Billing Services, Inc., a revenue cycle management company serving ER physicians nationally. From September 2008 through August 2009, Mr. Silverman served as President and Chief Executive Officer of Qualcomm-backed health care start-up, LifeComm. From August 2000 through August 2008, Mr. Silverman served as the President and Chief Executive officer of Quality Systems, Inc. (NASDAQ: QSII), a developer of medical and dental practice management and patient records software. From 1993 through 2000, he served in multiple positions, including Chief Operations Officer, of CorVel Corporation (NASDAQ: CRVL), a national managed care services/technology company. From 2014 to 2022, Mr. Silverman served as a member of the STAAR Board of Directors. Mr. Silverman has served as a member of the Board of Oncocyte Corporation (NASDAQ: OCX) since November 2022. Since March 2025, Mr. Silverman has also served as a member of the Board of Veradigm Inc. (OTCMKTS: MDRX). Mr. Silverman earned a B.A. from Amherst College and an M.B.A. from Harvard Business School.

The appointment of Mr. Silverman to the Board was not the result of any arrangement or understanding with any other person or entity. There are no transactions between Mr. Silverman, nor any member of his immediate family, and the Company or any of its subsidiaries.

In connection with the appointment of Mr. Silverman to the Board, the Board approved an increase in the size of the Board from six (6) directors to seven (7) directors. In addition, the Board voted to provide Mr. Silverman with the standard director compensation for a non-employee director. Mr. Silverman’s compensation will be pro-rated for the remaining portion of the 2024-2025 term, which will continue through the date of the 2025 Annual Meeting.

Following the appointment of Mr. Silverman to the Board, the Board currently consists of seven directors, and the term of service for each director will expire at the 2025 Annual Meeting. Ms. Weisner notified the Company that she has chosen not to stand for re-election when her term expires at the 2025 Annual Meeting. Ms. Weisner’s decision not to stand for re-election was not due to any disagreement with the Company on any matters relating to the Company’s operations, policies or practices. The Board voted to nominate for election to the Board at the 2025 Annual Meeting incumbent directors Arthur C. Butcher, Stephen C. Farrell, Wei Jiang, Elizabeth Yeu, M.D., and Lilian Y. Zhou, and newly appointed director, Louis E. Silverman. In addition, the Board voted to reduce the size of the Board from seven (7) directors to six (6) directors upon the expiration of Ms. Weisner’s term as a director at the 2025 Annual Meeting.

In addition, effective as of the Effective Date, the Company entered into a consulting agreement with Mr. Jiang to serve as a special strategic advisor to the Company’s Asia Pacific business through the end of fiscal 2025, in the temporary role of Chief of APAC Strategy. Mr. Jiang has over 25 years of China business and operational experience, and most recently served as Executive Vice President and President, Bayer Pharmaceuticals Region China & APAC and President, Bayer Group Greater China Region, until his retirement in 2021. During his tenure on the Company’s Board, Mr. Jiang has worked closely with the Company’s Asia Pacific team to understand the challenges and opportunities in this key region for the Company. The Board believes that Mr. Jiang’s knowledge of the Company’s business, strategy, and people, combined with his experience leading large pharmaceutical businesses in China, make him well suited for this role. As the role is expected to last through the end of fiscal 2025, the Board believed that it was acceptable and appropriate for Mr. Jiang to remain on the Board during his service as an advisor. Under the terms of the consulting agreement, the Company agreed to compensate Mr. Jiang in the form of restricted stock units (“RSUs”), which will be granted on May 12, 2025, with a grant date value of $1,275,000. The RSUs will vest as to one-third of the shares subject thereto on each of August 12, 2025, November 12, 2025, and January 12, 2026. The Company will also continue to provide Mr. Jiang with the standard director compensation for a non-employee director. In accordance with the Company’s related person transactions policy, the Audit Committee of the Board reviewed and approved the agreement with Mr. Jiang, which was also approved by the Board. While Mr. Jiang will remain on the Board, he will no longer qualify as an independent director under Nasdaq rules.

As a result of the foregoing changes to the Board, the Board approved changes to the composition and leadership of the Board's three standing committees. Effective as of the Effective Date, the Board appointed Mr. Silverman to the Audit Committee and the Nominating and Governance Committee. In addition, Mr. Jiang and Ms. Weisner stepped down from their committee roles. As of the Effective Date, the Audit Committee is comprised of Ms. Zhou (Chair), Mr. Silverman, and Dr. Yeu; the Compensation Committee is comprised of Mr. Butcher (Chair), Dr. Yeu, and Ms. Zhou; and the Nominating and Governance Committee is comprised of Dr. Yeu (Chair), Mr. Silverman, and Ms. Zhou.

Item 7.01 Regulation FD Disclosure.

On April 24, 2025, the Company issued a press release (the “Press Release”) announcing the changes to the Board reported under Item 5.02 hereof. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished herewith pursuant to Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release of the Company dated April 24, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAAR Surgical Company

April 24, 2025	By:	/s/ Stephen C. Farrell
Stephen C. Farrell
Chief Executive Officer